Exhibit 99.1

Neiman Marcus, Inc. Reports First Quarter Results

DALLAS--(BUSINESS WIRE)--November 27, 2012--Neiman Marcus, Inc. today reported financial results for the first quarter of fiscal year 2013. For the first quarter of fiscal year 2013, the Company reported total revenues of $1.07 billion compared to $1.00 billion in the prior year. Comparable revenues increased 5.4 percent. Operating earnings for the first quarter of fiscal year 2013 were $127.8 million compared to $122.8 million for the first quarter of fiscal year 2012.

This release contains information regarding the Company’s EBITDA which is a non-GAAP financial measure. A reconciliation of these figures to the most directly comparable GAAP figures, together with certain other information, can be found at the end of this release.

A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com on Wednesday, November 28, 2012 beginning at 8:00 a.m. Central Standard Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: weakness in domestic and global capital markets and other economic conditions and the impact of such conditions on the Company’s ability to obtain credit; general economic and political conditions or changes in such conditions, including relationships between the United States and the countries from which the Company sources its merchandise; economic, political, social or other events resulting in the short-or long-term disruption in business at the Company’s stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in the demographic or retail environment; changes in consumer preferences or fashion trends; changes in the Company’s relationships with customers due to, among other things, its failure to provide quality service and competitive loyalty programs, its inability to provide credit pursuant to its proprietary credit card arrangement or its failure to protect customer data or comply with regulations surrounding information security and privacy; the effects of incurring a substantial amount of indebtedness under the Company’s senior secured credit facilities and senior subordinated notes; the ability to refinance the Company’s indebtedness under its senior secured credit facilities and the effects of any refinancing; the effects upon the Company of complying with the covenants contained in its senior secured credit facilities and the indentures governing its senior subordinated notes; restrictions on the terms and conditions of the indebtedness under the Company’s senior secured credit facilities may place on the Company’s ability to respond to changes in its business or to take certain actions; competitive responses to the Company’s loyalty programs, marketing, merchandising and promotional efforts or inventory liquidations by vendors or other retailers; changes in the financial viability of the Company’s competitors; seasonality of the retail business; adverse weather conditions or natural disasters, particularly during peak selling seasons; delays in anticipated store openings and renovations; the Company’s success in enforcing its intellectual property rights; changes in the Company’s relationships with designers, vendors and other sources of merchandise, including adverse changes in their financial viability, cash flows or available sources of funds; delays in receipt of merchandise ordered due to work stoppages or other causes of delay in connection with either the manufacture or shipment of such merchandise; changes in foreign currency exchange or inflation rates; significant increases in paper, printing and postage costs; changes in key management personnel and the Company’s ability to retain key management personnel; changes in the Company’s relationships with certain of its key sales associates and the Company’s ability to retain its key sales associates; changes in government or regulatory requirements increasing the Company’s costs of operations; litigation that may have an adverse effect on the Company’s financial results or reputation; terrorist activities in the United States and elsewhere; the impact of funding requirements related to the Company’s pension plan; the Company’s ability to provide credit to its customers pursuant to its proprietary credit card program arrangement, including any future changes in the terms of such arrangement and/or legislation impacting the extension of credit to its customers; and the design and implementation of new information systems as well as enhancements of existing systems.

These and other factors that may adversely affect the Company’s future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	October 27, 2012	October 29, 2011

ASSETS
Current assets:
Cash and cash equivalents	$69,396	$289,590
Merchandise inventories	1,121,342	1,024,643
Other current assets	126,025	107,832
Total current assets	1,316,763	1,422,065

Property and equipment, net	900,654	877,127
Goodwill and intangible assets, net	3,081,104	3,129,011
Other assets	65,925	46,668
Total assets	$5,364,446	$5,474,871

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$314,516	$310,287
Accrued liabilities	454,876	422,380
Total current liabilities	769,392	732,667

Long-term liabilities:
Asset-based revolving credit facility	175,000	-
Long-term debt	2,681,931	2,681,736
Deferred income taxes	622,505	673,082
Other long-term liabilities	444,016	343,852
Total long-term liabilities	3,923,452	3,698,670

Total shareholders’ equity	671,602	1,043,534
Total liabilities and shareholders’ equity	$5,364,446	$5,474,871

NEIMAN MARCUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	First Quarter Ended
(in thousands)	October 27, 2012	October 29, 2011

Revenues	$1,068,538	$1,003,140
Cost of goods sold including buying and occupancy costs	645,452	607,409
Selling, general and administrative expenses	259,765	240,069
Income from credit card program	(11,947)	(12,665)
Depreciation expense	33,495	31,427
Amortization of intangible assets	7,528	9,660
Amortization of favorable lease commitments	4,385	4,469
Equity in loss of foreign e-commerce retailer	2,033	-

Operating earnings	127,827	122,771

Interest expense, net	45,091	43,094

Earnings before income taxes	82,736	79,677

Income tax expense	33,121	31,261

Net earnings	$49,615	$48,416

NEIMAN MARCUS, INC.
OTHER OPERATING DATA
(UNAUDITED)

SEGMENTS:	First Quarter Ended
(dollars in millions)	October 27, 2012	October 29, 2011

REVENUES:
Specialty Retail Stores	$851.3	$811.8
On-line	217.2	191.3
Total	$1,068.5	$1,003.1

OPERATING EARNINGS:
Specialty Retail Stores	$123.8	$124.6
On-line	32.7	28.1
Corporate expenses	(14.8)	(15.8)
Equity in loss of foreign e-commerce retailer	(2.0)	-
Amortization of intangible assets and favorable lease commitments	(11.9)	(14.1)
OPERATING EARNINGS	$127.8	$122.8

NEIMAN MARCUS, INC.
OTHER OPERATING DATA
(UNAUDITED)

OTHER DATA:

	First Quarter Ended
(dollars in millions)	October 27, 2012	October 29, 2011

Capital expenditures	$40.0	$33.2

Depreciation expense	$33.5	$31.4
Amortization of intangibles	$11.9	$14.1

Rent expense	$24.3	$22.4

EBITDA*	$173.2	$168.3

* For an explanation of EBITDA, see “Non-GAAP Financial Measure”.

NEIMAN MARCUS, INC.
NON-GAAP FINANCIAL MEASURE
(UNAUDITED)

The following table reconciles net earnings as reflected in the Company’s condensed consolidated statements of operations prepared in accordance with GAAP to EBITDA:

	First Quarter Ended
(dollars in millions)	October 27, 2012	October 29, 2011

Net earnings	$49.6	$48.4
Income tax expense	33.1	31.3
Interest expense, net	45.1	43.1
Depreciation expense	33.5	31.4
Amortization of intangible assets and
favorable lease commitments	11.9	14.1
EBITDA	$173.2	$168.3

The Company presents the non-GAAP financial measure EBITDA because it uses this measure to monitor and evaluate the performance of its business and believes the presentation of this measure will enhance investors’ ability to analyze trends in its business, evaluate its performance relative to other companies in its industry and evaluate its ability to service its debt. In addition, the Company uses EBITDA as a component of the measurement of incentive compensation.

EBITDA is not a presentation made in accordance with GAAP and this computation may vary from others in the industry. In addition, EBITDA contains some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the indentures governing the Company’s senior secured asset-based revolving credit facility, senior secured term loan facility and senior subordinated notes. EBITDA should not be considered as an alternative to operating earnings or net earnings as a measure of operating performance or cash flows as a measure of liquidity. EBITDA has important limitations as an analytical tool and should not be considered in isolation to, or as a substitute for, analysis of the Company’s results as reported under GAAP. For example, EBITDA does not reflect cash expenditures, or future requirements, for capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, working capital needs; does not reflect our considerable interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt; excludes tax payments that represent a reduction in cash available; and does not reflect any cash requirements for assets being depreciated and amortized that may have to be replaced in the future.

CONTACT:
Neiman Marcus, Inc.
Stacie Shirley, 214-757-2967
Senior Vice President – Finance and Treasurer
or
Mark Anderson, 214-757-2934
Director – Finance